                                                                     Exhibit 4.2


     FIRST SUPPLEMENTAL INDENTURE dated as of the first day of October, 1954, made and entered into by and between WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts having principal places of business at Greenfield and Turners Falls in the Country of Franklin, Springfield in the County of Hampden, Pittsfield in the County of Berkshire, and Boston in the County of Suffolk, all in said Commonwealth, (hereinafter called the Company) and OLD COLONY TRUST COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts, and having its principal office and usual place of business in said Boston, (hereinafter called the Trustee).

     WITNESSETH that:

     WHEREAS the Company has heretofore executed and delivered to the Trustee its First Mortgage Indenture and Deed of Trust dated as of August 1, 1954, (hereinafter singularly called the Original Indenture and with this and all other indentures supplemental thereto collectively called the Indenture) conveying certain property therein described in trust as security for the Bonds of the Company to be issued thereunder as therein provided, and for other purposes more particularly specified therein, and the Trustee has accepted said Trust; and

     WHEREAS the Company has issued and there are now outstanding under the Indenture $11,000,000 aggregate principal amount of First Mortgage Bonds, Series A, 2.95%, due October 1, 1973, (hereinafter called the 2.95% Bonds); and

     WHEREAS pursuant to the provisions of Section 3.03 of the Original Indenture, the Company has authorized the issue of an additional series of its First Mortgage Bonds under the Indenture to be designated "First Mortgage Bonds, Series B, 3 1/8%, due October 1, 1984" (hereinafter called the Series B Bonds) to be limited in aggregate principal amount to $6,000,000, being the entire issue of the Series B Bonds but constituting only the initial issue of the Bonds referred to for convenience in said Section 3.03 of the Original Indenture as "Series B Bonds"; and

     WHEREAS the Company, pursuant to votes or resolutions duly and legally adopted by its Board of Directors, by its Executive Committee and by its stockholder at meetings duly and regularly called and held for the purpose, has been duly authorized the execution and delivery of this First Supplemental Indenture, and the issue of Series B Bonds in the aggregate principal amount of $6,000,000; and

     WHEREAS the Department of Public Utilities of the Commonwealth of Massachusetts has in due form of law authorized the issue of the Series B Bonds in the aggregate principal amount of $6,000,000 by its Order dated September 16, 1954; and

     WHEREAS the permanent form of the Series B Bonds in coupon form, of the coupons thereon, and of the registration as to principal thereof, and the permanent form of the Series B Bonds in fully registered form without coupons, and of the transfer thereof, and the form of the certificate of authentication of and of the stamp tax legend to be affixed to the Series B Bonds in either form shall be substantially as follows:

                              FORM OF BOND

No. BM                                                                $1,000


                    WESTERN MASSACHUSETTS ELECTRIC COMPANY

          First Mortgage Bond, Series B, 3 1/8%, due October 1, 1984

     FOR VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts, (hereinafter called the Company) hereby promises to pay to the bearer or, if this Bond be registered as to principal otherwise than to bearer, then to the registered owner hereof, the sum of one thousand dollars ($1,000) on the first day of October, 1984, and semi-annually on the first days of April and October in each year to pay interest on said sum at the rate of three and one-eighth percentum (3 1/8%) per annum from the date hereof until the Company's obligation in respect of said sum shall be discharged, but until maturity, only upon presentation and surrender of the annexed coupons as they severally mature. Both principal and interest shall be payable at the principal office in Boston in the County of Suffolk and said Commonwealth of Old Colony Trust Company, a corporation organized under the laws of said Commonwealth, (hereinafter with its successors, as defined in the Indenture mentioned below, generally called the Trustee), or of such successors, or, at the option of the bearer or registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

     This Bond is one of a series of Bonds known as the "First Mortgage Bonds, Series B, 3 1/8%, due October 1, 1984" of the Company, limited to six million dollars ($6,000,000) in aggregate principal amount (except as provided by the terms of Section 2.13 of the Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust between the Company and the said Old Colony Trust Company, as Trustee, dated as of August 1, 1954, (hereinafter, with all indentures stated to be supplemental thereto to which the Trustee shall be a party, including the First Supplemental Indenture mentioned below, generally called the Indenture) and a First Supplemental Indenture dated as of October 1, 1954, an executed counterpart of each of which is on file at the principal office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder and of the coupons appertaining thereto, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this Bond as herein provided.

     The coupon Bonds of this series in permanent form are issuable in the denomination of one thousand dollars ($1,000). The fully registered Bonds of this series in permanent form are issuable in denominations of one thousand dollars ($1,000) and any multiple thereof.

     This Bond, singly or together with other coupon Bonds of this series, may be exchanged at the option of the bearer or registered owner for fully registered bonds of this series of an equal principal amount, in the manner and on the terms provided in said Indenture.

     This Bond, except while registered as to principal, and the coupons annexed hereto shall be transferable by delivery. The bearer hereof may have the ownership of the principal of this Bond registered upon presentation hereof for that purpose at the principal office of the Trustee, such registration to be noted hereon. After such registration no transfer hereof shall be valid unless made on the registration books at said office by the registered owner in person or by his duly authorized attorney and similarly noted hereon; but this Bond may be discharged from registry by like transfer to bearer similarly registered and noted hereon, and thereupon transferability by delivery shall be restored and this Bond may again and from time to time be registered or transferred as before. The coupons annexed hereto, whether or not this Bond be registered as to principal, shall remain payable to bearer and shall continue to be transferable by delivery. The Company and the Trustee may deem and treat the bearer of this Bond, if it be not then registered as to principal, or if this Bond be registered as to principal as herein authorized, the person in whose name the same is registered, as the absolute owner hereof and the bearer of any coupon hereto appertaining as the absolute owner thereof, whether or not this Bond or such coupon shall be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     The Bonds of this series are subject to redemption prior to maturity upon not less than thirty (30) days' prior notice, as a whole at any time, or in part from time to time, at the option of the Company or for the purposes of the Improvement Fund for Bonds of this series or of any other provision of the Indenture, in the manner and with the effect provided in said Indenture,
(i) if from Improvement Fund moneys pursuant to Article IV of said First Supplemental Indenture or moneys to be applied by the Trustee as provided in
Section 8.05 of the original Indenture, at the applicable percentages specified under the column headed Special Redemption Price, below, of the principal amount thereof, and (ii) if at the option of the Company or pursuant to any provisions of the Indenture other than those in respect of said Improvement Fund or said Section 8.05 of the original Indenture, at the applicable percentages specified under the column headed Optional Redemption Price, below, of the principal amount thereof, together in each chase with accrued and unpaid interest to the date fixed for redemption:

12 Months'                              12 Months'
Period    Optional       Special        Period    Optional       Special
Starting  Redemption     Redemption     Starting  Redemption     Redemption
October 1 Price          Price          October 1 Price          Price

1954      104.47%        101.47%        1969      102.16%        100.90%
1955      104.32         101.44         1970      102.01         100.85
1956      104.16         101.41         1971      101.85         100.80
1957      104.01         101.38         1972      101.70         100.75
1958      103.86         101.34         1973      101.55         100.70
1959      103.70         101.31         1974      101.39         100.65
1960      103.55         101.27         1975      101.24         100.59
1961      103.39         101.24         1976      101.08         100.53
1962      103.24         101.20         1977      100.93         100.47
1963      103.09         101.16         1978      100.78         100.41
1964      102.93         101.12         1979      100.62         100.35
1965      102.78         101.08         1980      100.47         100.29
1966      102.62         101.04         1981      100.31         100.22
1967      102.47         100.99         1982      100.16         100.15
1968      102.32         100.95         1983      100.00         100.00

     Notice of redemption as aforesaid shall be given by publication at least once in each of three (3) successive weeks, the first publication to be at least thirty (30) days before the date set for redemption, in at least two daily newspapers of general circulation printed in the English language one of which shall be published in said Boston, and by mailing, at least thirty
(30) days prior to the date set for redemption, by registered mail, to the registered owners of all fully registered Bonds and to the registered owners of all coupon Bonds registered as to principal, which have been called for redemption, a copy of said notice.

     If this Bond shall be called for redemption, or provision for such call shall have been made, as provided in said Indenture, and payment of the redemption price shall have been duly provided for by the Company, interest shall cease to accrue hereon from and after the redemption date, the coupons appertaining hereto thereafter maturing shall be void, the Company shall from the time provided in said Indenture be under no further liability in respect of the principal of, or premium, if any, or interest on, this Bond and the bearer or registered owner hereof shall from and after such time look for payment hereof solely to the money so provided.

     The said Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers or registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding (except Bonds held by or for the benefit of the Company), including if more than one series of Bonds shall be at the time outstanding, not less than seventy percentum (70%) in principal amount of the Bonds (except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of said Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds and coupons; but no such modification or alteration shall be made which, without the written approval or consent of the bearer or registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or reduce the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge, or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

     If a default as defined in said Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but any default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in said Indenture.

     No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the said Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.

     This Bond shall take effect as a sealed instrument.

     Neither this Bond nor any of the annexed coupons shall become or be valid or obligatory until the certificate of authentication hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, WESTERN MASSACHUSETTS ELECTRIC COMPANY has caused this Bond to be executed in its name and on its behalf, by its President or a Vice President and its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon, and the coupons annexed thereto to bear the facsimile signature of its Treasurer, as of the first day of October, 1954.

          WESTERN MASSACHUSETTS ELECTRIC COMPANY

          By

          By


                                FORM OF COUPON


     On                       , 19  , WESTERN MASSACHUSETTS ELECTRIC COMPANY
upon surrender hereof, unless the Bond hereinafter mentioned shall have been called for previous redemption and payment duly provided therefor, will pay to the bearer, at the principal office in Boston, Massachusetts, of Old Colony Trust Company or of any successor as Trustee under the Indenture securing said Bond, or, at the option of the bearer, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York fifteen and 63/100* dollars, in any coin or currency of the United States of America which at the time of such payment is legal tender for public and private debts, being six (6) months' interest on its First Mortgage Bond,
Series B, 3 1/8%, due October 1, 1984, Numbered         .

                                             Treasurer


*NOTE:    April coupons will be in the amount of $15.63; October coupons will be in the amount of $15.62.


                             FORM FOR REGISTRATION

NOTICE:   No writing below except by a duly authorized office of the
Registrar.

Date of Registration
Name of Registered Owner

Signature of Registrar


                         FORM OF FULLY REGISTERED BOND


No. BR                                                 $

                    WESTERN MASSACHUSETTS ELECTRIC COMPANY

          First Mortgage Bond, Series B, 3 1/8%, due October 1, 1984


     FOR VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts, (hereinafter called the
Company) hereby promises to pay to                          , or registered
assigns, the sum of                          dollars ($               ), on
the first day of October, 1984, and semi-annually on the first days of April and October in each year to pay interest on said sum at the rate of three and one-eighth percentum (3 1/8%) per annum from the date hereof until the Company's obligation with respect to said sum shall be discharged. Both principal and interest shall be payable at the principal office in Boston in the County of Suffolk and said Commonwealth of Old Colony Trust Company, a corporation organized under the laws of said Commonwealth (hereinafter with its successors, as defined in the Indenture mentioned below, generally called the Trustee), or of such successors, or, at the option of the registered owner or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

     This Bond is one of a series of Bonds known as the "First Mortgage Bonds, Series B, 3 1/8%, due October 1, 1984" of the Company, limited to six million ($6,000,000) in aggregate principal amount (except as provided by the terms of Section 2.13 of the Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust between the Company and said Old Colony Trust Company, as Trustee, dated as of August 1, 1954, (hereinafter with all indentures stated to be supplemental thereto to which the Trustee shall be a party, including the First Supplemental Indenture mentioned below, generally called the Indenture) and a First Supplemental Indenture dated as of October 1, 1954, an executed counterpart of each of which is on file at the principal office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this Bond as herein provided.

     The fully registered Bonds of this series in permanent form are issuable in denominations of one thousand dollars ($1,000) and any multiple thereof. The coupon Bonds of this series in permanent form are issuable in the denomination of one thousand dollars ($1,000).

     This Bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the principal office of the Trustee upon surrender and cancellation hereof, and thereupon a new Bond or Bonds of this series for a like principal amount will be issued in exchange, all as provided in said Indenture. The Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this Bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     This Bond is exchangeable at the option of the registered owner hereof at the principal office of the Trustee for coupon Bonds of this series of an equal principal amount, upon transfer and surrender hereof to the Trustee as hereinbefore provided, in the manner and on the terms provided in said Indenture, and upon such transfer and surrender, coupon Bonds of this series, with all coupons for interest unpaid hereon and none others attached, will be issued in lieu hereof.

     This Bond is also exchangeable at the option of the registered owner hereof at the principal office of the Trustee for an equal principal amount of fully registered Bonds of this series of other denominations, in the manner and on the terms provided in said Indenture.

     The Bonds of this series are subject to redemption prior to maturity upon not less than thirty (30) days' prior notice as a whole at any time, or in part from time to time, at the option of the Company or for the purposes of the Improvement Fund for Bonds of this series or of any other provision of the Indenture, in the manner and with the effect provided in said Indenture,
(i) if from Improvement Fund moneys pursuant to Article IV of said First Supplemental Indenture or moneys to be applied by the Trustee as provided in
Section 8.05 of the original Indenture, at the applicable percentages specified under the column headed Special Redemption Price, below, of the principal amount thereof, and (ii) if at the option of the Company or pursuant to any provisions of the Indenture other than those in respect of said Improvement Fund or said Section 8.05 of the original Indenture, at the applicable percentages specified under the column headed Optional Redemption Price, below, of the principal amount thereof, together in each case with accrued and unpaid interest to the date fixed for redemption:


12 Months'                               12 Months'
Period     Optional       Special        Period        Optional       Special
Starting   Redemption     Redemption     Starting      Redemption     Redemption
October 1  Price          Price          October 1     Price          Price
1954       104.47%        101.47%        1969          102.16%        100.90%
1955       104.32         101.44         1970          102.01         100.85
1956       104.16         101.41         1971          101.85         100.80
1957       104.01         101.38         1972          101.70         100.75
1958       103.86         101.34         1973          101.55         100.70
1959       103.70         101.31         1974          101.39         100.65
1960       103.55         101.27         1975          101.24         100.59
1961       103.39         101.24         1976          101.08         100.53
1962       103.24         101.20         1977          100.93         100.47
1963       103.09         101.16         1978          100.78         100.41
1964       102.93         101.12         1979          100.62         100.35
1965       102.78         101.08         1980          100.47         100.29
1966       102.62         101.04         1981          100.31         100.22
1967       102.47         100.99         1982          100.16         100.15
1968       102.32         100.95         1983          100.00         100.00

     Notice of redemption as aforesaid shall be given by publication at least once in each of three (3) successive weeks, the first publication to be at least thirty (30) days before the date set for redemption, in at least two daily newspapers of general circulation printed in the English language one of which shall be published in said Boston, and by mailing, at least thirty
(30) days prior to the date set for redemption, by registered mail, to the registered owners of all coupon Bonds registered as to principal, which have been called for redemption, a copy of said notice.

     If this Bond, or a part hereof, shall be called for redemption, or provision for such call shall have been made, as provided in said Indenture, and payment of the redemption price shall have been duly provided for by the Company, interest shall cease to accrue hereon, or on such called part, from and after the redemption date, the Company shall from the time provided in said Indenture be under no further liability in respect of the principal of, or premium, if any, or interest on, this Bond, or such called part, and the registered owner hereof shall from and after such time look for payment hereof solely to the money so provided.

     The said Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers of registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding (except Bonds held by or for the benefit of the Company), including, if more than one series of Bonds shall be at the time outstanding, not less than seventy percentum (70%) in principal amount of the Bonds (except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of said Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds; but no such modification or alteration shall be made which, without the written approval or consent of the registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or reduce the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge, or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

     If a default as defined in said Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but any default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in said Indenture.

     No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the said Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.

     This Bond shall take effect as a sealed instrument.

     This Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, WESTERN MASSACHUSETTS ELECTRIC COMPANY has caused this Bond to be executed in its name and on its behalf by its President or a Vice President and its Treasurer or an Assistant Treasurer thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon, as of
the            day of             , 19  .

                    WESTERN MASSACHUSETTS ELECTRIC COMPANY

                        By

                        By


                                  FORM FOR TRANSFER


     FOR VALUE RECEIVED

hereby sell, assign, and transfer the within Bond to
               and hereby irrevocably constitute and appoint attorney to transfer said Bond on the books of the Company with full power of substitution in the premises.

     Dated this                     day of                       , 19   .


In presence of:

                         CERTIFICATE OF AUTHENTICATION

     This Bond is one of the First Mortgage Bonds, Series B, 3 1/8%, due October 1, 1984, described and provided for in the within mentioned Indenture.

                         OLD COLONY TRUST COMPANY, TRUSTEE

                                   By
                                        Authorized Officer




                           FORM OF STAMP TAX LEGEND

     Any Federal Revenue Tax on the issue of this Bond has been paid by affixing to an original counterpart of the Indenture under which it is issued, and duly canceling, the required stamps.

     AND WHEREAS all requirements of law and of the Certificate of Incorporation as amended, and of the By-Laws of the Company, including all requisite action on the part of directors and officers, and all things necessary to make the Series B Bonds, when duly executed by the Company and delivered, the valid, binding, and legal obligations of the Company, and the covenants and stipulations herein contained valid and binding obligations of the Company, have been done and performed, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH: In consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance by the bearers and registered owners thereof of the Series B Bonds at any time issued hereunder, and of one dollar ($1) duly paid to the Company by the Trustee and for other good and valuable consideration, the receipt whereof at or before the ensealing and delivery of these presents is hereby acknowledged, and in confirmation of and supplementing the Indenture, and in the performance and observance of the provisions thereof, and in order to establish the forms and characteristics of the Series B Bonds, and to secure the payment of the payment of the principal of and premium, if any, and interest on all Bonds from time to time outstanding under the Indenture according to their tenor and effect, and to secure the performance and observance of all the covenants and conditions therein contained, the Company has executed and delivered this First Supplemental Indenture, and does hereby confirm the conveyance, transfer, assignment and mortgage of the franchises and properties as set forth in the Original Indenture and has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, and confirmed, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, and confirm unto Old Colony Trust Company, as Trustee, as provided in the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, all and singular the franchises and properties of the character described and defined in the Original Indenture as Mortgaged Property, acquired after the execution of the Original Indenture, subject, however, to Permitted Encumbrances and to any mortgages or other liens or encumbrances thereon of the character described in Section 4.10 of the Original Indenture existing at the time of the acquisition of such franchises and properties by the Company or created contemporaneously to secure or to raise a part of the purchase price thereof and to any renewals or extensions of such mortgages or other liens or encumbrances.

     There is furthermore expressly excepted and excluded from the lien and operation of this First Supplemental Indenture, and from the definition of Mortgaged Property, all the property of the Company described in clauses A to

J, both inclusive, of the granting clauses of the Original Indenture, whether owned at the time of the execution of this First Supplemental Indenture or hereafter acquired by it.

     TO HAVE AND TO HOLD all and singular the above described franchises and properties unto the said Old Colony Trust Company, as Trustee under the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, to its and their own use forever.

     BUT IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture for the equal pro rata benefit, security, and protection of the bearers or registered owners of the Bonds from time to time certified, issued, and outstanding under the Indenture, without any discrimination, preference, priority, or distinction of any Bond or coupon over any other Bond or coupon by reason of series, priority in the time of issue, sale, or negotiation thereof, or otherwise howsoever, except as otherwise provided in the Indenture;

     PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and the premium, if any, and interest on the Bonds outstanding under the Indenture at the times and in the manner stipulated therein and in the Indenture and shall keep, perform and observe all and singular the covenants and promises in said Bonds and in the Indenture expressed to be kept, performed, and observed by or on the part of the Company, then this First Supplemental Indenture, and the estate and rights hereby granted shall, pursuant to the provisions of Article XV of the Original Indenture, cease, determine and be void, but only if the Original Indenture shall have ceased, determined and become void, as therein provided, otherwise to be and remain in full force and effect.

                                   ARTICLE I

                    DESCRIPTION AND ISSUE OF SERIES B BONDS

     Section 1.01 The permanent Series B Bonds shall be substantially in the forms hereinbefore set forth, with such changes therein as shall be approved by the Company and the Trustee, shall be designated as the First Mortgage Bonds, Series B 3 1/8%, due October 1, 1984, of the Company, shall be issuable in the aggregate principal amount of six million dollars ($6,000,000) and not more except as provided in Section 2.13 of the Original Indenture, if in coupon form shall be dated as of October 1, 1954, and if in fully registered form shall be dated as provided in the Original Indenture, shall mature October 1, 1984, shall bear interest at the rate of three and one-eighth percentum (3 1/8%) per annum from the date thereof until the Company's obligation in respect of the principal thereof shall be discharged, payable semi-annually on the first days of April and October in each year (the principal, premium, if any, and interest thereon being payable at the principal office of the Trustee in the City of Boston, Massachusetts, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts), shall be issued in coupon form registerable as to principal only, in the denomination of one thousand dollars ($1,000) each, and in fully registered form in denominations of one thousand dollars ($1,000) and any multiple thereof shall be redeemable at the times and in the manner provided in Article V of the Original Indenture and as hereinafter provided in this First Supplemental Indenture and shall be entitled to the benefit of the Improvement Fund described in Article IV of this First Supplemental Indenture.

     Section 1.02 The Series B Bonds in coupon form may be exchanged for Series B Bonds in fully registered form of a like aggregate principal amount, and upon surrender at the principal office of the Trustee of any such Bond or Bonds with all unpaid coupons appertaining thereto, and if registered as to principal, accompanied by a written instrument of transfer signed by the registered owner thereof or by his duly authorized attorney, in form satisfactory to the Trustee, the Company shall issue and the Trustee shall certify and deliver in exchange therefor one or more fully registered Series B Bonds in a like aggregate principal amount in the name or names designated by the holder of the coupon Bond or Bonds so surrendered.

     Series B Bonds in fully registered form may be exchanged at the principal office of the Trustee for a like aggregate principal amount of Series B Bonds in fully registered form of other denominations and, upon surrender to the Trustee for exchange of one more of such Series B Bonds, the Company shall execute and the Trustee shall certify and shall deliver in exchange therefor a like aggregate principal amount of such Series B Bonds of other denominations.

     The Series B Bonds in fully registered form may also be exchanged for Series B Bonds in coupon form of a like aggregate principal amount, and upon surrender at the principal office of the Trustee of any such Bond or Bonds accompanied by a written instrument of transfer signed by the registered owner thereof or by his duly authorized attorney, in form satisfactory to the Trustee, the Company shall issue and the Trustee shall certify (unless coupon Bonds previously certified shall be available) and deliver in exchange therefor Series B Bonds in coupon form in a like aggregate principal amount, with such coupons annexed thereto as may be necessary in order that no gain or less of interest shall result from such exchange.

                                  ARTICLE II

                               DIVIDEND COVENANT


     Section 2.01 The Company hereby covenants and agrees with the Trustee and with the respective bearers and owners of Series B Bonds that so long as any of the Series B Bonds shall be outstanding, the Company will not on or after October 1, 1954, declare or pay a dividend upon its capital stock (other than a dividend payable in shares of its capital stock) or make any other distribution on any shares of its capital stock, or purchase any shares of its capital stock in an amount or amounts exceeding the Dividend Fund hereinafter described, as constituted at the time of the declaration or payment of such dividend or distribution or at the time of such purchase.

     The Dividend Fund shall be computed by adding to

          (a)  the sum of $2,639,760.58

          (b) the net earnings of the Company, determined as hereinafter defined, for the period, considered as a unit, from January 1, 1954, to the close of that quarter which last precedes the date of the declaration of any such proposed dividend or distribution, or date of such purchase;

and by subtracting from the total thereof

          (c) the aggregate amounts theretofore paid out or declared or agreed to be paid out during said period in respect of such dividends, distributions, or purchases.

     For the purposes of this Covenant, the net earnings of the Company for any such period shall be computed on an accrual basis in accordance with sound accounting practice then current by deducting from the total revenues for such period the total operating expenses and other proper charges to income for such period, including (without in any respect limiting the generality of the foregoing) all taxes, interest on all outstanding indebtedness, amortization of debt discount and expense amortization of all other deferred charges properly subject to amortization, all charges on the Company's books to expense or income to provide for depreciation and all charges for maintenance, but excluding any provision for any Improvement Fund or any Sinking or similar fund for the retirement of debt and any profits and losses from the sale or other disposition of capital assets made in said period; provided however that

     (1) the charge to earnings and credit to depreciation reserve for said period shall comply with the provisions of Section 4.12 of the Original Indenture, except that for any period less than a year the charge for such period shall be apportioned, at a rate which shall not be less than the annual rate required by Section 4.12 of the Original Indenture, on the balance of the depreciable property as described in said Section 4.12 owned by the Company at the beginning of said year; and

     (2) net margins shall be adjusted by debits or credits thereto which are offset by adjustments of the hydro-equalization reserve of the Company and, except for said adjustments, net earnings shall not reflect as revenues or as a deduction from revenues any adjustment made during such period (whether made through surplus or income accounts) properly attributable to operations prior to January 1, 1954.

     In the event that the Company shall merge or consolidate with any other corporation or corporations pursuant to Article XIV of the Original Indenture, the Dividend Fund shall not be increased or diminished by the surplus or deficit of such other corporation or corporations or by its or their earnings, dividends, distributions, or purchases prior to the date of such merger or consolidation.

                                  ARTICLE III

                         REDEMPTION OF SERIES B BONDS

     Section 3.01 The Series B Bonds shall be redeemable as a whole at any time or in part from time to time, at the option of the Company or for the purposes of the Improvement Fund provided for in Article IV hereof or of any other provisions of the Indenture including this First Supplemental Indenture (i) if from Improvement Fund moneys pursuant to said Article IV or moneys to be applied by the Trustee as provided in Section 8.05 of the Original Indenture, at the applicable percentages of the called principal amount thereof specified under the column headed Special Redemption Price in the forms of Series B Bonds hereinabove contained, and (ii) if at the option of the Company or pursuant to any provisions of the Indenture including this First Supplemental Indenture, other than those in respect of said Improvement Fund or said Section 8.05 of the Original Indenture, at the applicable percentages of the called principal amount thereof specified under the column headed Optional Redemption Price in the forms of Series B Bonds hereinable contained, together in each case with accrued and unpaid interest to the date set for redemption, all in the manner provided in
Article V of the Original Indenture. Unless all the Series B Bonds then Outstanding shall be in fully registered form, failure by the Company to give notice by mail, as therein provided, shall not invalidate or affect the validity of the redemption proceedings.

                              ARTICLE IV

                            IMPROVEMENT FUND


     Section 4.01 The Company covenants that so long as any Series B Bonds are Outstanding hereunder it will on the first day of November, 1955, and on the first day of November in each calendar year thereafter pay to the Trustee the sum of sixty thousand dollars ($60,000), as an Improvement Fund to be held and applied by the Trustee pursuant to the terms of Section 4.03 of this Article IV; provided however, that the Company may, at its option, irrevocably allocate, upon filing the application and other documents described in Section 4.02 of this Article IV, Net Property Additions towards the satisfaction of the obligation aforesaid in an amount equal to sixty percentum (60%) of the Available Net Property Additions as set forth in Item G of the Certificate of Available Net Property Additions filed in connection with said application.

     Section 4.02 For the purpose of determining the amount of money if any, to be paid to the Trustee pursuant to the provisions of Section 4.01, the Company shall file with the Trustee on or before each said first day of November the following:

     (a) an application consisting of an Officers' Certificate conforming to the requirements of Section 17.02 of the Original Indenture and otherwise substantially in the following form:

                         WESTERN MASSACHUSETTS ELECTRIC COMPANY

                              To Old Colony Trust Company, Trustee
                              under Indenture dated as of August 1, 1954.

                                    Improvement Fund Application
                                    under First Supplemental Indenture

                                         filed November   , 19

     In conformity with the provisions of Article IV of the First Supplemental Indenture providing for an annual Improvement Fund in the amount of $60,000 for the benefit of the holders or registered owners of the First Mortgage Bonds, Series B, 3 1/8%, due October 1, 1984, of the aforesaid Company issued under the aforesaid Indenture, we hereby certify that the sum of $60,000 is due at this time from the Company to you as Trustee as aforesaid on account of said Improvement Fund obligation now due and payable.

          (If irrevocable allocation of Net Property Additions is in full satisfaction of the Improvement Fund obligation then current, the following should be used)

     Application is hereby made irrevocably to allocate in the amount of $100,000 the Available Net Property Additions set forth in Item G of the accompanying Certificate of Available Net Property Additions in full satisfaction of said obligation.

          (If in partial satisfaction, the following should be used)

     Application is hereby made irrevocably to allocate Net Property Additions shown in the accompanying Certificate of Available Net Property Additions, in partial satisfaction of said obligation, by application of an amount equal to sixty percentum (60%) of the Available Net Property Additions set forth in Item
G of said Certificate, the balance of $          being transmitted herewith in
cash in full satisfaction of said obligation.

          (If there is no allocation of Net Property Additions the following should be used)

     The sum of $60,000 is transmitted herewith in cash in full satisfaction of said obligation.



                                    Office held


                                    Office held


     (b) if irrevocable allocation of any Net Property Additions be made

          (1) a Directors Resolution authorizing the execution of a Supplemental Indenture in form satisfactory to the Trustee conveying, transferring and/or assigning to the Trustee all Fundable Property not previously so conveyed, transferred and/or assigned;

          (2) said Supplemental Indenture duly executed by the Company, and if necessary by the Trustee, in as many counterparts as the Trustee shall require;

          (3)  a Certificate of Available Net Property Additions;

          (4) an Accountant's Certificate similar, except for necessary variations, to the Accountant's Certificate described in subparagraph (f) of
Section 3.08 of the Original Indenture;

          (5) an Engineer's Certificate similar, except for necessary variations, to the Engineer's Certificate described in subparagraph (g) of
Section 3.08 of the Original Indenture;

          (6) an Opinion of Counsel to the effect that the amount of the Improvement Fund obligation then due pursuant to this Section is correctly stated in said application, and that the documents described in this Section and/or the sum of money paid to the Trustee pursuant to this Section fully satisfy the liability of the Company upon the Improvement Fund obligation then due pursuant to this Section and if any Fundable Property be conveyed, assigned, and/or transferred to the Trustee, that all corporate action prerequisite or necessary for the execution and delivery of the Supplemental Indenture has been taken; that the Property Additions described in Item B of said Certificate are Fundable Property within the definition thereof contained in the Original Indenture; and that all recording and filing in respect of said Supplemental Indenture necessary for the security of any and all Bonds has been or will be completed.

     The Company shall also pay to the Trustee with the documents aforesaid the sum of money, if any, set forth in the said application.

     Section 4.08 If at the close of the first day of November, 1955, and of the first day of November in any calendar year thereafter, there shall be in the hands of the Trustee any cash paid to the Trustee pursuant to the provisions of
Section 4.02, in the aggregate amount of five thousand dollars ($5,000) or more, said cash shall be set aside by the Trustee for the call and redemption of Series B Bonds then Outstanding and the Trustee, on behalf of and in the name of the Company and at the Company's expense, shall call for redemption on or prior to the next succeeding thirty-first day of December, at a redemption price in respect of each Bond so called for redemption consisting of the applicable percentage of the called principal amount thereof specified under the column headed Special Redemption Price in the forms of Series B Bonds hereinabove contained and interest accrued thereon to the date fixed for redemption, Series B Bonds to a principal amount sufficient (exclusive of accrued interest) to exhaust as nearly as may be the cash so set aside. Notice to bearers or registered owners of the Series B Bonds called for redemption under this Section shall be given in the manner provided in Section
5.04 of the Original Indenture; the particular Series B Bonds to be redeemed shall, unless they shall include all the Series B Bonds then Outstanding, be chosen by lot as provided in Section 5.02 of the Original Indenture; and the provisions of Section 5.05 of the Original Indenture shall be applicable to the redemption of such Series B Bonds and all matters related thereto.

     The Company shall reimburse the Trustee, forthwith upon its request, for all sums paid or to be paid out as interest upon Series B Bonds redeemed pursuant to the provisions of this Section.


                                   ARTICLE V

                                  THE TRUSTEE

     Section 5.01 The Trustee shall be entitled to, may exercise, and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture, as if the provisions concerning the same were incorporated herein at length.
The remedies and provisions of the Indenture applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressed to be conferred by the Indenture.

                                    ARTICLE VI

                                    DEFEASANCE

     This Supplemental Indenture shall become void when the Indenture shall be void.

                                    ARTICLE VII

                         AMENDMENTS OF ORIGINAL INDENTURE

     Section 7.01 The Original Indenture is hereby amended pursuant to subparagraph (f) of Section 16.01 of the Original Indenture, as follows:

     (a) there are hereby added to the end of the last sentence of Section 4.14 of the Original Indenture the words "or consolidation"; and

     (b) there are hereby inserted the words "in principal amount" between the word "majority" and the word "of" in the first sentence of the last paragraph of
Section 9.01 of the Original Indenture.

     Section 7.02 The Original Indenture is hereby amended pursuant to sub-paragraph (j) of Section 16.01 of the Original Indenture, as follows:

     (a) there are hereby inserted at the end of Section 4.06 of the Original Indenture three additional paragraphs reading as follows:

     "The Company will annually, within thirty (30) days after the thirty-first day of July, 1955, and within thirty (30) days after the thirty-first day of July in each calendar year thereafter, cause an examination of the Mortgaged Property to be made by an Engineer qualified as to the operation and maintenance of the Mortgaged Property, and will file with the Trustee an Engineer's Certificate signed by such Engineer stating whether or not the Mortgaged Property (exclusive of retired property and property which the Company has disposed of or ceased to operate or is contemplating disposing of or ceasing to operate in the near future, as permitted by Article VII hereof) owned by the Company on May 31, 1954, or the date of the last preceding similar Engineer's Certificate, if any, and Mortgaged Property subsequently acquired, whether as replacements or renewals or as entirely new property, has been since May 31, 1954, or the date of such preceding Engineer's Certificate, if any, and Mortgaged Property subsequently acquired, whether as replacements or renewals or as entirely new property, has been since May 31, 1954, or the date of such preceding Engineer's Certificate, if any, maintained at a standard of efficiency approved by good engineering practice and in compliance with the Company's covenants in this Section 4.06, and whether or not all such Mortgaged Property that is no longer used or useful in the Company's business has been duly recorded as retired on the books of the Company. Such Engineer's Certificate shall also state whether or not any deficiency previously reported in the performance by the Company of its covenants in this Section 4.06 has been made good, and whether or not since May 31, 1954, or the date of such preceding Engineer's Certificate, if any, there has been charged to current operating expense accounts sufficient amounts to cover that portion of the cost of all repairs, replacements, and renewals necessary to maintain the Mortgaged Property at such standard which is required to be so charged in accordance with sound accounting practice. If such Engineer's Certificate shall indicate that the Mortgaged Property has not been properly maintained pursuant to the Company's covenants in this Section 4.06 or shall indicate that sufficient charges have not been made to current operating expense accounts such Engineer's Certificate shall further state the amount of the deficiency in such maintenance and/or charges from May 31, 1954, or from the date of such last preceding Engineer's Certificate, if any.

     "If such Engineer's Certificate shall indicate that any such deficiency exists, the Company will with all reasonable speed make such repairs and/or do such other maintenance work and/or make such charges to current operating expense accounts or to earned surplus as may be necessary to make good such deficiency, whereupon such Engineer (or, in the case of his refusal or inability to act, some other Engineer) shall file an Engineer's Certificate with the Trustee that such deficiency has been made good; and if such Engineer's Certificate shall state that there has not been recorded as retired on the books of the Company Mortgaged Property which is no longer used or useful in the Company's business, the Company will forthwith make appropriate entries on its books recording the retirement of such property and will file with the Trustee a certificate signed by its Treasurer stating that such entrees have been made.

     "Any such Engineer's Certificate filed with the Trustee shall be open to inspection by any Bondholder at any reasonable time. Subject to the provisions of Sections 13.02 and 13.03, the Trustee may treat any such Engineer's Certificate as sufficient evidence of compliance or non-compliance with the covenants in this Section 4.06 and of the extent of such non-compliance, if any, or may make, or cause to be made, with respect thereto such further investigations and reports or may obtain such further evidence with respect thereto as it may deem advisable."

     (b) there are hereby inserted the words "or any other Obligor upon the Bonds" between the word "Company" and the words "for the whole amount" in the first sentence of Section 9.11 of the Original Indenture;

     (c) there is hereby inserted at the beginning of Section 17.02 of the Original Indenture an additional paragraph reading as follows:

     "The Company shall furnish to the Trustee evidence of compliance with conditions precedent, if any, provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of the Bonds, to the release or the release and substitution of property subject to the lien of the Indenture, to the satisfaction and discharge of the Indenture, or to any other action to be taken by the Trustee at the request or upon the application of the Company. Such evidence shall consist of the following:

     (1) An Officers' Certificate stating that such conditions precedent have been complied with;

     (2) An Opinion of Counsel stating that in his opinion such conditions precedent have been complied with; and

     (3) In the case of conditions precedent compliance with which is subject to verification by accountants, an Accountant's Certificate, which, in the case of any such conditions precedent to the authentication and delivery of the Bonds, and not otherwise, shall be an Independent Accountant's Certificate, if the aggregate principal amount of such Bonds and of other Bonds authenticated and delivered since the commencement of the then current calendar year (other than those with respect to which a certificate or opinion of an independent public accountant is not required, or with respect to which a certificate or opinion of an independent public accountant has previously been furnished) is ten per centum (10%) or more of the aggregate amount of Bonds at the time Outstanding, but no certificate or opinion need be made by any person other than an officer or employee of the Company who is specified in this Indenture as to (A) dates or periods not covered by annual reports required to be filed by the Company in the case of conditions precedent which depend on a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports, or (B) the amount and value of Property Additions, except as provided in the last paragraph of Section 3.08, or (C) the adequacy of depreciation, maintenance or repairs."

     Section 7.03  The Original Indenture is hereby amended pursuant to Section
16.02 of the Original Indenture, as follows:

     (a) Section 9.17 off the Original Indenture is hereby amended to read as follows:

          "Section 9.17 In case more than one series of Bonds be Outstanding hereunder and an event of default shall have happened because of any default in the payment of the principal of, or of the interest on, or of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund, or analogous fund installment in respect of, the Bonds of any one or more of such series and not in respect of the Bonds of one or more of the other series, and such event of default shall be subsisting, then whatever action in this Article it is provided may or shall be taken upon the happening of such an event of default (continuing or subsisting as in this Indenture provided) by or upon the request of the holders of a specified percentage in principal amount of Bonds then Outstanding (excluding Company-owned Bonds), may or shall be taken only if such holders of a majority in principal amount of the Bonds then Outstanding (excluding Company-owned Bonds) of the series as to which such default shall have been made."

such amendment having been approved by resolution of the Board of Directors of the Company and by the written consent, filed with the Trustee, of the holders of one hundred per centum (100%) in principal amount of the Bonds at the time Outstanding (there being no Company-owned Bonds).



                                    ARTICLE VIII

                              MISCELLANEOUS PROVISIONS


     Section 8.01 The recitals in this First Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this First Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery, or recording of this First Supplemental Indenture, except as expressly set forth in the Original Indenture. The Trustee shall not be taken impliedly to waive by this First Supplemental Indenture any right it would otherwise have. As provided in the Original Indenture, this First Supplemental Indenture shall hereafter form a part of the Indenture.

     Section 8.02 If and to the extent that any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 to be included in an indenture to be qualified under said Act, such required provision shall control.

     Section 8.03 This First Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

     IN WITNESS WHEREOF, said Western Massachusetts Electric Company has caused this instrument to be executed in its corporate name by its President or one of its Vice-Presidents, thereunto duly authorized, and its corporate seal to be hereto affixed, attested by its Clerk or an Assistant Clerk, and said Old Colony Trust Company has caused this instrument to be executed in its corporate name by one of its Vice-Presidents, thereunto duly authorized, and its corporate seal to be hereto affixed, all on and as of the day and year first above written.

                              WESTERN MASSACHUSETTS ELECTRIC COMPANY

                              By ROBERT R. HABBERLEY
                                         Vice-President

Attest:                                                 (CORPORATE SEAL)

JAMES GRAY
     Clerk

Signed sealed and delivered by
Western Massachusetts Electric
Company in our presence:
     R. D. FISHER
     A. W. WILKINSON

                              OLD COLONY TRUST COMPANY
                              By J. J. WALSH
                                    Vice-President

Signed sealed and delivered by
Old Colony Trust Company
in our presence:
     R. D. FISHER
     A. W. WILKINSON                                    (CORPORATE SEAL)


                         COMMONWEALTH OF MASSACHUSETTS


SUFFOLK, SS.

     On this first day of October in the year 1954 before me personally came Robert R. Habberley and James Gray, both to me personally known, who being by me duly sworn did depose and say that they reside in Greenfield, Massachusetts and in Springfield, Massachusetts, respectively; that they are respectively a vice-president and clerk of Western Massachusetts Electric Company, one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that they signed their respective names thereto by like authority; and each of them acknowledged said instrument to be his free act and deed in his said capacity and the free act and deed of Western Massachusetts Electric Company.

     IN WITNESS WHEREOF I hereunto set my hand and affixed my official seal, at Boston in said Commonwealth, the day and year first above written.

                                              Elliot G. Kelley
(NOTARIAL                                     Notary Public for
    SEAL)                                the Commonwealth of Massachusetts

My commission expires:
          November 14, 1958


                         COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS.

     On this first day of October in the year 1954 before me personally came J.
J. Walsh to me personally known, who being by me duly sworn did depose and say that he resides in Dorchester, Massachusetts; that he is a vice-president of Old Colony Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed in his said capacity and the free act and deed of Old Colony Trust Company.

     IN WITNESS WHEREOF, I have hereunto set may hand and affixed my official seal, at Boston in said Commonwealth, the day and year first above written.

                                    Elliot G. Kelley         (NOTARIAL
                                    Notary Public for        Seal)
                              the Commonwealth of Massachusetts

 My commission expires:
     November 14, 1958

     I, the undersigned, Clerk of WESTERN MASSACHUSETTS ELECTRIC COMPANY, hereby CERTIFY that at a special meeting of the stockholders of said Company, duly called and held at Boston, Massachusetts, on September 28, 1954, the following vote was duly adopted by the affirmative vote of all the outstanding stock of said Company; and I, the undersigned, FURTHER CERTIFY that a meeting of the Board of Directors of said Company, duly called and held on September 28, 1954, at which a quorum was present and voting, the same identical vote was unanimously passed by said Board of Directors:

     Further
     Voted:    That the form, as presented to this meeting, of the proposed
First Supplemental Indenture to be dated as of October 1, 1954, between the Company and Old Colony Trust Company, as Trustee, is hereby approved; that the President or any Vice President of the Company is each hereby authorized to execute the same for and on behalf of the Company and under its corporate seal, which the Clerk or an Assistant Clerk of the Company is hereby authorized to affix and attest; that the President or any Vice President of the Company is each hereby authorized to deliver the same in as many counterparts as may be deemed desirable by the said Trustee; and that the execution as aforesaid of the First Supplemental Indenture shall be conclusive evidence that it is the First Supplemental Indenture approved at this meeting and the execution of which is hereby authorized.

     And I FURTHER CERTIFY that Robert R. Habberley is a Vice President of said Company, duly authorized to execute in the name and on behalf of said Company, the foregoing First Supplemental Indenture dated as of October 1, 1954; that I am the Clerk of said Company, duly authorized to attest the ensealing of said First Supplemental Indenture; that the First Supplemental Indenture to which this certificate is attached is substantially in the form presented to and approved at each of said meetings held September 28, 1954; that the foregoing is a correct copy of the vote adopted at each of said meetings; and that the foregoing vote remains in full force and effect without alteration.

     IN WITNESS WHEREOF, I have hereunto subscribed my name as Clerk and have caused the corporate seal of the Company to be hereunto affixed on October 1, 1954.

                                                   JAMES GRAY
                                              JAMES GRAY, Clerk
(Corporate Seal)


                              RECORDING NOTE


     The First Supplemental Indenture dated as of October 1, 1954, from Western Massachusetts Electric Company to Old Colony Trust Company as Trustee, has been duly filed for record as follows:

     in the following Registries of Deeds:
          County of Franklin
          County of Hampden
          County of Hampshire
          County of Berkshire - Middle District
          County of Berkshire - Northern District
          County of Berkshire - Southern District
               all in the Commonwealth of Massachusetts

          County of Cheshire
               in the State of New Hampshire
          Vernon Land Records
               in the State of Vermont
     and in the following Land Court Registration Districts:
          County of Hampden
          County of Hampshire
          County of Berkshire - Middle District
               all in the Commonwealth of Massachusetts

     A Second Confirmatory Indenture of Mortgage dated October 1, 1954, from said Company to Old Colony Trust Company as Trustee, incorporating by reference the terms and provisions of said First Supplemental Indenture, was duly filed for record in the offices of the clerks of the following cities and towns:

          City of Boston
          City of Springfield
          City of Chicopee
          City of Pittsfield
          Town of West Springfield
          City of Westfield
          Town of Lee
          Town of Greenfield
          Town of Easthampton
          Town of Dalton
          Town of Montague
               all in the Commonwealth of Massachusetts.